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
LASERMASTER TECHNOLOGIES, INC. AND SUBSIDIARIES                                            Item 15(a)(3)
PER SHARE EARNINGS (LOSS) COMPUTATIONS                                                      Exhibit 11.1

                                                                      Fiscal Years Ended June 30,
                                                            --------------------------------------------
                                                                     1997            1996           1995
                                                             ------------    ------------    -----------
     PRIMARY
     -------
Net (loss) earnings                                          $(17,199,688)   $(10,461,534)   $   206,474
 Add:
  Interest on convertible subordinated debentures,
   net of applicable income taxes                                  91,893
                                                             ------------    ------------    -----------
 Net (loss) earnings for primary earnings per share          $(17,107,795)   $(10,461,534)   $   206,474
                                                             ============    ============    ===========

Weighted average number of common shares
 outstanding                                                   13,705,609      11,305,232     11,097,091
 Add:
  Common equivalent shares (determined using the
   "treasury stock" method) representing shares issuable
    upon exercise of warrants and employee stock options          585,925         844,688      1,109,189
  Common stock equivalents from assumed exercise of
   convertible debentures                                         513,901
                                                             ------------    ------------    -----------
Weighted average number of shares used in
   the calculation of primary earnings per share               14,805,135      12,146,920     12,206,280
                                                             ============    ============    ===========

Primary (loss) earnings per common and common
 equivalent share                                            $      (0.87)   $      (0.86)   $      0.02
                                                             ============    ============    ===========

     FULLY DILUTED
     -------------
Net (loss) earnings                                          $(17,199,688)   $(10,461,534)   $   206,474
 Add:
  Interest on convertible subordinated debentures,
   net of applicable income taxes                                  91,893
                                                             ------------    ------------    -----------
Net (loss) earnings for fully diluted earnings per share     $(17,107,795)    (10,461,534)       206,474
                                                             ============    ============    ===========

Weighted average number of common shares
 outstanding                                                   13,705,609      11,305,232     11,097,191
 Add:
  Common equivalent shares (determined using the
   "treasury stock" method) representing shares issuable
   upon exercise of warrants and employee stock options           652,662       1,020,376      1,216,355
  Common stock equivalents from assumed exercise
   of convertible debentures                                      513,901
                                                             ------------    ------------    -----------
Weighted average number of shares used in
 the calculation of fully diluted earnings per share           14,872,172      12,325,608     12,313,446
                                                             ============    ============    ===========

                                                             ------------    ------------    -----------
Fully diluted (loss) earnings per common and
 common equivalent share                                     $      (0.87)   $      (0.85)   $      0.02
                                                             ============    ============    ===========

The calculation of fully diluted EPS uses the higher of the ending market price for the period or the average market price.

For the years ended June 30, 1997 and 1996, the inclusion of common stock equivalents in the primary and fully diluted earnings per share shown above have an anti-dilutive effect on the per share loss reported. Consistent with the provisions of Accounting Principles Board No. 15, the Company's earnings per share reported on its statement of operations for the years ended June 30, 1997 and 1996, exclude common stock equivalents in the earnings per share amounts reported. Accordingly, such per share amounts do not agree with the amounts shown above.